Exhibit 99.2

NAVIOS MARITIME HOLDINGS INC.

EXCHANGE OFFER

Cash and/or 9.75% Senior Notes due 2024

For

946,100 American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G

Cumulative Redeemable Perpetual Preferred Stock

and

1,907,600 American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H

Cumulative Redeemable Perpetual Preferred Stock

AND

CONSENT SOLICITATION

To Adopt The Proposed Amended and Restated

Certificates of Designation for Each Series of Preferred Stock

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 1, 2019

UNLESS EXTENDED OR EARLIER TERMINATED BY US AT ANY TIME

(SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED OR TERMINATED,

THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE

5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Depository Trust Company (“DTC”) and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer,

which will be earlier than the Expiration Date.

December 21, 2018

To Our Clients:

Enclosed for your consideration is a prospectus, dated December 21, 2018 (the “Prospectus”), included in the registration statement as filed with the U.S. Securities and Exchange Commission (“SEC”) on December 21, 2018 relating to the offer of Navios Maritime Holdings Inc. (the “Company”) to exchange (1) cash; and/or (2) newly issued 9.75% Senior Notes due 2024 (the “2024 Notes”), on the terms and conditions set forth in the Prospectus (the “Exchange Offer”), for (1) 946,100 outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a share of the Company’s 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred Shares”) and (2) 1,907,600 outstanding American Depositary Shares (“Series H ADSs”), each representing 1/100th of a share of the Company’s 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred Shares” and, together with the Series G Preferred Shares, the “Preferred Shares”).

If either or both Series G ADSs and Series H ADSs are validly tendered and not properly withdrawn in excess of the number of series G ADSs or Series H ADSs set forth above, they will be subject to the tender acceptance proration procedures described in the Prospectus. Any remaining tendered Series G ADSs or Series H ADSs in excess of the number of Series G ADSs or Series H ADSs sought in the Exchange Offer, will be not be accepted for exchange and will be returned to tendering holders promptly after the final proration is determined.

If all conditions to the Exchange Offer are satisfied or waived, the Company will acquire 946,100 Series G ADSs and 1,907,600 Series H ADSs from tendering holders. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. In addition, the tender by a holder of Series G ADSs or Series H ADSs and acceptance thereof by the Company for exchange pursuant to the Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred Shares or Series H Preferred Shares certificate of designation, as applicable. The Exchange Offer is conditioned upon, among other things, at least 66 2/3% of the Series G ADSs and/or 66 2/3% of the Series H ADSs and related consents having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer. If the minimum conditions in the prior sentence are waived by the Company, the Consent Solicitation will not be consummated with respect to the series for which either such minimum condition was waived.

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 1, 2019, OR SUCH OTHER DATE TO WHICH THE OFFER MAY BE EXTENDED (THE “EXPIRATION DATE”).

The description of the Exchange Offer and Consent Solicitation in this letter is only a summary and is qualified by all of the terms and conditions of the Exchange Offer and Consent Solicitation set forth in the Prospectus.

The enclosed materials are being forwarded to you as the beneficial owner of the Series G ADSs and/or Series H ADSs. We hold Series G ADSs and/or Series H ADSs for your account. A tender of such Series G ADSs and/or Series H ADSs can be made only by us pursuant to your instructions. Therefore, the Company urges you, as the beneficial owners of Series G ADSs and/or Series H ADSs held with a broker, or other securities intermediary, to contact such broker or other securities intermediary promptly if you wish to tender your Series G ADSs and/or Series H ADSs in the Exchange Offer.

We, as holders and/or Series G ADSs or Series H ADSs on your behalf, are being requested to tender Series G ADSs and/or Series H ADSs for acquisition by the Company pursuant to the terms and conditions of the Exchange Offer.

We, as holders of Series G ADSs and/or Series H ADSs on your behalf, cannot tender your Series G ADSs and/or Series H ADSs unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series G ADSs and/or Series H ADSs held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series G ADSs and/or Series H ADSs on your behalf in accordance with the terms and conditions of the Prospectus. If we do not receive written instructions in accordance with the below procedures presented in the Prospectus, we will not tender any Series G ADSs and/or Series H ADSs on your account.

Your attention is directed to the following:

1.

The Exchange Offer and Consent Solicitation will expire at 5:00 P.M., New York City time, on February 1, 2019, unless the Company extends the Exchange Offer and Consent Solicitation with respect to one or both series of ADSs or the Exchange Offer and Consent Solicitation is terminated.

2.

If you desire to tender any Series G ADSs and/or Series H ADSs pursuant to the Exchange Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the Series G ADSs and/or Series H ADSs on your behalf on or prior to the Expiration Date.

3.

With respect to the Series G ADSs, the Exchange Offer is conditioned upon, among other things, not less than 946,100 (representing approximately 66 2⁄3%) of outstanding Series G ADSs having been validly tendered and not properly withdrawn prior to the Expiration Date. With respect to the Series H ADSs, the Exchange Offer is conditioned upon, among other things, not less than 1,907,600 (representing approximately 66 2⁄3%) of the outstanding Series H ADSs having been validly tendered and not properly withdrawn prior to Expiration Date.

4.

In accordance with the terms and conditions of the Exchange Offer as set forth in the Prospectus, the number of Series G ASDs or Series H ASDs tendered by you may be subject to proration for acceptance by the Company and/or the amount of cash consideration you are eligible to receive may be prorated, in which case, you will be deemed to have elected to receive 2024 Notes with respect to such amount of prorated cash consideration.

5.

In accordance with the terms of the Exchange Offer and Consent Solicitation as set forth in the Prospectus, the tender by a holder of Series G ADSs or Series H ADSs and acceptance thereof by the Company for exchange pursuant to the Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred Shares or Series H Preferred Shares certificate of designation, as applicable.

6.

Any transfer taxes imposed by the United States or the Republic of the Marshall Islands incident to the transfer of Series G ADSs or Series H ADSs by the tendering holder will be paid by the Company, except as otherwise provided in the Prospectus.

If you wish to have us tender your Series G ADSs or Series H ADSs, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

An exchange of Series G ADSs or Series H ADSs for newly issued 2024 Notes and/or cash may not be suitable for you. You must make your own decision whether to tender Series G ADSs or Series H ADSs in the Exchange Offer and the form of consideration to be paid therefor. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs and/or Series H ADSs in the Exchange Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

NAVIOS MARITIME HOLDINGS INC.

EXCHANGE OFFER

Cash and/or 9.75% Senior Notes due 2024

For

946,100 American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G

Cumulative Redeemable Perpetual Preferred Stock

and

1,907,600 American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H

Cumulative Redeemable Perpetual Preferred Stock

AND

CONSENT SOLICITATION

To Adopt The Proposed Amended and Restated

Certificates of Designation for Each Series of Preferred Stock

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 1, 2019

UNLESS EXTENDED OR EARLIER TERMINATED BY US AT ANY TIME

(SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED OR TERMINATED,

THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE

5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Depository Trust Company (“DTC”) and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer,

which will be earlier than the Expiration Date.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer (the “Exchange Offer”) of Navios Maritime Holdings Inc. (the “Company”) to exchange:

(1) Series G ADSs for either (a) $4.83 and/or (b) $5.52 principal amount of 9.75% Senior Notes due 2024, per Series G ADS; and

(2) Series H ADSs for either (a) $4.77 and/or (b) $5.46 principal amount of 9.75% Senior Notes due 2024, per Series H ADS,

upon the terms and conditions set forth in the prospectus, dated December 21, 2018 (the “Prospectus”), included in the registration statement as filed with the Securities and Exchange Commission on December 21, 2018.

Instruction to tender shares: This will instruct you to tender the number of Series G ADSs and/or Series H ADSs set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer and Consent Solicitation as set forth in the Prospectus and such terms may be enforced against the undersigned.

Tender of Series G ADSs

Cash Election

                     Number of Series G ADSs held by you for my account as indicated below;

and/or

Notes Election

                     Number of Series G ADSs held by you for my account as indicated below.

Tender of Series H ADSs

Cash Election

                     Number of Series H ADSs held by you for my account as indicated below;

and/or

Notes Election

                     Number of Series H ADSs held by you for my account as indicated below.

If no amount is provided above with respect to the number of shares of Series G ADSs or Series H ADSs to be tendered for 2024 Notes and/or cash, and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series G ADSs and/or Series H ADSs in which you hold an interest through The Depository Trust Company with an election for 2024 Notes as to all such Series G ADSs and/or Series H ADSs for my account.

Dated:                     , 201

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE SERIES G ADSS AND/OR SERIES H ADSS HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.